Exhibit 99.1

Lehigh Gas Partners LP Reports First Quarter 2013 Results and Announces a 3.4% Increase in Its Quarterly Cash Distribution

ALLENTOWN, PA (May 13, 2013) -Lehigh Gas Partners LP (NYSE: LGP) (the “Partnership,” “we,” or “us”) today reported its financial results for the quarter ended March 31, 2013 and announced that the Board of Directors of its general partner approved a 3.4% increase in the Partnership’s cash distribution per unit from the current annual rate of $1.75 per unit ($0.4375 per quarter) to $1.81 per unit ($0.4525 per quarter).   In addition to the actual financial results for the quarter, the Partnership is providing certain pro forma results for the period ended March 31, 2012.  The Partnership completed its initial public offering on October 30, 2012 and, as such, management believes the pro forma results for March 31, 2012 provide investors with a more relevant comparison than the actual results of our predecessor for the period ended March 31, 2012.  Please see the section entitled “Pro Forma Financial Results” for additional information on our pro forma financial results.

In the First Quarter of 2013, the Partnership:

•                  Distributed 149.7 million gallons of fuel compared to pro forma first quarter 2012 volume of 132.8 million gallons of fuel, a 12.7% increase.

•                  Generated gross profit from fuel sales of $10.3 million compared to pro forma first quarter 2012 gross profit from fuel sales of $7.2 million, a 41.7% increase.

•                  Generated Adjusted EBITDA of $12.6 million compared to pro forma first quarter 2012 Adjusted EBITDA of $8.2 million, a 53.4% increase.

•                  Declared a first quarter distribution of $0.4525 per unit, a 3.4% increase over the current quarterly distribution $0.4375 per unit, the Minimum Quarterly Distribution.

First Quarter 2013 Results

Net Income for the first quarter 2013 totaled $3.8 million or $0.25 per common unit.  For the quarter, EBITDA totaled $12.4 million, Adjusted EBITDA totaled $12.6 million and Distributable Cash Flow amounted to $9.3 million or $0.62 per common unit.   Please refer to the section included herein under the heading “Non-GAAP Financial Measures of “EBITDA”, “Adjusted EBITDA” and “Distributable Cash Flow” for a discussion of our use of non-GAAP adjusted financial information.

“We are gratified by the continued strong performance of the Partnership in its first full quarter as a public partnership,” said Chairman and CEO Joe Topper.  “I am also extremely pleased to announce our $0.015 per unit quarterly distribution increase.  We are committed to growing our distributable cash flow and cash distributions and today’s announced financial results and distribution increase are a sign of the strength of that commitment,” Topper added.

Total revenue amounted to $471.4 million for the quarter ended March 31, 2013, including $461.2 million of aggregate revenues from fuel sales, which includes revenues from fuel sales to affiliates, and $10.3 million of aggregate rent income, which includes rent income from affiliates. The aggregate gross profit from fuel sales amounted to $10.3 million for the quarter.   During the quarter, we distributed 149.7 million gallons of fuel resulting in a $3.081 average selling price per gallon and a $0.069 average margin per gallon. For the quarter ended March 31, 2012, on a pro forma basis, the Partnership distributed 132.8 million gallons of fuel at an average selling price of $3.017 per gallon and an average margin of $0.055 per gallon, resulting in a gross profit of $7.2 million.  The increase in gross profit from fuel sales for the first quarter 2013 relative to 2012 was due to the higher average fuel margin and higher overall fuel volume for the first quarter 2013 relative to 2012.  The increase in fuel volume was due to the sites associated with Getty leases signed subsequent to the first quarter of 2012 and the Express Lane acquisition completed in the fourth quarter of 2012, offset by volume declines associated with certain dealer supply agreements that did not renew and marketplace declines in volume at certain sites.  On a pro forma basis in the first quarter 2012, the Partnership recorded $5.5 million in rental income. The increase in rent income in the first quarter 2013 relative to 2012 is due to the increased rent associated with the Getty leases and the Express Lane and Dunmore acquisitions.

Total expenses amounted to $464.4 million for the quarter ended March 31, 2013, including rent expense of $3.9 million, operating expenses of $0.8 million, depreciation and amortization of $4.8 million, and selling, general and administrative expenses of $3.9 million.  For quarter ended March 31, 2012, pro forma total expenses amounted to $402.1 million, including rent expense of $2.0, operating expenses of $0.7 million, depreciation and amortization of $4.5 million and selling, general and administrative expenses of $2.5 million.  The increase in rent expense in the first quarter 2013 relative to 2012 is due to the increase in leasehold sites, primarily as the result of the Getty leases and, to a lesser extent, the Dunmore and Express Lane acquisitions.  The increase in selling, general and administrative expenses in the first quarter 2013 relative to 2012 is primarily due to increased professional fees, taxes and public company expenses.

Leasing, Acquisition and Financing Activity

As previously announced, the Partnership leased 19 sites in the Cleveland market to 7-Eleven, Inc. during the quarter.  7-Eleven will rebrand the locations as “7-Eleven” and manage the convenience store operations.  The Partnership will continue to supply fuel to the sites under a separate contract with its affiliate, Lehigh Gas-Ohio, LLC.

Credit Facility Expansion and Amendment

The Partnership announced today that it increased the size of its credit facility by $75 million to $324 million.  In addition to the increase in the facility size, the facility was also amended to modify certain terms of the agreement to allow for greater leverage and flexibility in regards to acquisitions.  A more detailed description of the credit facility amendment may be found in the Form 8-K filed today with the Securities and Exchange Commission.  As of March 31, 2013, the Partnership had $183.8 million of outstanding borrowings and $50.7 million available for borrowing, net of outstanding borrowings and letters of credit, under the Partnership’s credit facility and before giving effect to the increase in the facility size described above.

Distributions to Unitholders

The Partnership announced today that the Board of Directors of its general partner approved a 3.4% increase in the Partnership’s cash distribution per unit from the current annual rate of $1.75 per unit ($0.4375 per quarter) to $1.81 per unit ($0.4525 per quarter). The increased distribution represents an annual distribution rate of 7.6% based on the Partnership’s common unit closing price on May 10, 2013 of $23.76.  The new quarterly distribution rate of $0.4525 per unit commences with the payment of the first quarter cash distribution, payable on June 3, 2013 to all unitholders of record as of May 23, 2013.  In reviewing its distribution policy, the Board determined that it will continue to evaluate the Partnership’s distribution each quarter.  It is the intent of the Partnership going forward to declare its quarterly cash distribution concurrently with its earnings release.

First Quarter Earnings Call

The management team of the Partnership will hold a conference call on Tuesday, May 14, 2013 at 9:30 AM EDT to discuss the fourth quarter results.  The dial-in information for the call is

Live Dial-in Information:

Primary Dial-in #:	866-825-1709
Secondary Dial-in#:	617-213-8060
Participant Passcode:	75408397
Preregistration:	No

Replay Dial-in Information

Available From:	5/14/2013 11:30 AM ET
Available To:	5/28/2013 11:59 PM ET
Primary Dial-in #:	888-286-8010
Secondary Dial-in #:	617-801-6888
Participant Passcode:	81027368

About Lehigh Gas Partners LP

Allentown, PA based Lehigh Gas Partners LP is a publicly-traded partnership engaged in the wholesale distribution of motor fuels, consisting of gasoline and diesel fuel, and is the owner and lessee of real estate used in the retail distribution of motor fuels.  Lehigh Gas Partners owns and leases sites located in Pennsylvania, New Jersey, Ohio, New York, Massachusetts, Kentucky, New Hampshire, Florida and Maine. Since Lehigh Gas Corp (our predecessor) was founded in 1992, our business has generated revenues from the wholesale distribution of motor fuels to gas stations and from real estate leases.

Investor Contact:

Karen Yeakel

Vice President, Investor Relations

Lehigh Gas Partners

610-625-8126

kyeakel@lehighgas.com

Forward Looking and Cautionary Statements

This press release and oral statements made regarding the subjects of this release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding our plans, objectives, expectations and intentions and other statements that are not historical facts, including statements identified by words such as “outlook,” “intends,” “plans,” “estimates,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “anticipates,” “foresees,” or the negative version of these words or other comparable expressions.  All statements addressing operating performance, events, or developments that the Partnership expects or anticipates will occur in the future, including statements relating to revenue growth and earnings or earnings per unit growth, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based upon our current views and assumptions regarding future events and operating performance and are inherently subject to significant business, economic and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond our control.  The statements in this press release are made as of the date of this press release, even if subsequently made available by us on our website or otherwise.  We do not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Partnership does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Partnership cannot guarantee their accuracy. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the factors discussed in this report and those described in the “Risk Factors” section of the Partnership’s Form 10-K filed on March 28, 2013 with the Securities and Exchange Commission as well as in the Partnership’s other filings with the Securities and Exchange Commission.  No undue reliance should be placed on any forward-looking statements.

Lehigh Gas Partners LP

Combined and Pro Forma Statements of Operations

 ($ in thousands, except per unit amounts)

	Lehigh Gas Partners LP Statement of Operations For the 3 month period ending March 31, 2013 (unaudited)	Lehigh Gas Partners LP Pro Forma Statement of Operations For the 3 month period ending March 31, 2012 (unaudited)
Revenues:
Revenues from fuel sales	218,304	270,826
Revenues from fuel sales to affiliates	242,865	129,806
Rent income	3,352	2,723
Rent income from affiliates	6,917	2,785
Revenues from retail merchandise and other	—	3
Total revenues	471,438	406,143

Costs and expenses:
Cost of revenues from fuel sales	214,204	266,183
Cost of revenues from fuel sales to affiliates	236,699	127,204
Rent expense	3,884	2,048
Operating expenses	810	747
Depreciation and amortization	4,839	4,536
Selling, general and administrative expenses	3,917	2,468
(Gain) on sales of assets	—	(1,081)
Total costs and operating expenses	464,353	402,105
Operating income	7,085	4,038
Interest expense, net	(3,389)	(2,273)
Other income, net	504	718
Income from continuing operations before income taxes	4,200	2,483
Income tax expense from continuing operations	(443)	(75)
Income from continuing operations after income taxes	3,757	2,408
Income (loss) from discontinued operations	—	140
Net income (loss)	3,757	2,548

Net income allocated to common units	1,879
Net income allocated to subordinated units	1,878
Net income per common unit - basic and diluted	0.250
Net income per subordinated unit - basic and diluted	0.250
Weighted average limited partners’ units outstanding - basic and diluted:
Common units	7,525,858
Subordinated units	7,525,000

Pro Forma Supplemental Operating Metrics - ($ in thousands, except per gallon amounts)

	Lehigh Gas Partners LP Three Month Period Ending March 31, 2013 (unaudited)	Lehigh Gas Partners LP Pro Forma Three Month Period Ending March 31, 2012 (unaudited)

Revenues from fuel sales	218,304	270,826
Revenues from fuel sales to affiliates	242,865	129,806
Revenues from fuel sales - aggregate	461,169	400,632

Cost of revenues from fuel sales	214,204	266,183
Cost of revenues from fuel sales to affiliates	236,699	127,204
Cost of revenues from fuel sales - aggregate	450,903	393,387

Gross profit from fuel sales - aggregate	10,266	7,245

Volume of gallons distributed (in millions)	149.7	132.8
Selling price per gallon	3.081	3.017
Margin per gallon	0.069	0.055

Capital Expenditures - Maintenance	83	687
Capital Expenditures - Expansion	160	500

Site Count

As of March 31, 2013, we distributed motor fuels to 779 sites in the following classes of business:

• 223 sites operated by Independent Dealers;

• 324 sites owned or leased by us and operated by LGO;

• 187 sites owned or leased by us and operated by Lessee Dealers; and

• 45 sites distributed through eight Sub-Wholesalers

Lehigh Gas Partners LP

Condensed Consolidated Balance Sheet

($ in thousands)

(unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	8	4,768
Accounts receivable, net	2,536	3,700
Accounts receivable from affiliates	21,353	8,112
Other current assets	5,016	4,353
Total current assets	28,913	20,933
Property and equipment, net	238,947	243,022
Intangible assets, net	34,354	35,602
Deferred financing fees, net and other assets	11,680	10,617
Goodwill	5,636	5,636
Total assets	319,530	315,810
Liabilities and partners’ capital
Current liabilities:
Lease financing obligations, current portion	2,462	2,187
Accounts payable	16,469	14,238
Motor fuel taxes payable	9,513	9,455
Income taxes payable	438	342
Accrued expenses and other current liabilities	5,303	3,890
Total current liabilities	34,185	30,112
Long-term debt	183,751	183,751
Lease financing obligations	73,147	73,793
Other long-term liabilities	14,561	13,609
Total liabilities	305,644	301,265

Partners’ capital	13,886	14,545
Total liabilities and partners’ capital	319,530	315,810

Non-GAAP Financial Measures of “EBITDA,” “Adjusted EBITDA” and “Distributable Cash Flow”

(Presented on an Actual and / or Pro Forma Basis)

We use the non-GAAP financial measures (computed on an actual and pro forma basis) of “EBITDA”, “Adjusted EBITDA” and “Distributable Cash Flow”, in this press release. EBITDA represents net income before deducting interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA as further adjusted to exclude the gain or loss on sales of assets and certain non-cash items as deemed appropriate by management. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, maintenance capital expenditures, and income tax expense. EBITDA, Adjusted EBITDA, and Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders, to assess:

•              our financial performance and /or liquidity measures without regard to financing methods, capital structure or income taxes;

•              our ability to generate cash sufficient to make distributions to our unitholders; and,

•              our ability to incur and service debt and to fund pro forma capital expenditures.

In addition, Adjusted EBITDA is used as a supplemental financial measure by management and these external users of our financial statements to assess the operating performance of our business on a consistent basis by excluding the impact of sales of our assets and certain non-cash items as deemed appropriate by management which do not result directly from our wholesale distribution of motor fuel and /or our leasing of real property.

EBITDA, Adjusted EBITDA, and Distributable Cash Flow should not be considered alternatives to net income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. EBITDA, Adjusted EBITDA, and Distributable Cash Flow exclude some, but not all, items affecting net income and these measures may vary among other companies. Further, EBITDA, Adjusted EBITDA, and Distributable Cash Flow as presented below may not be comparable to similarly titled measures of other companies.

The following tables present reconciliations of both actual and pro forma EBITDA, actual and pro forma Adjusted EBITDA, and actual and pro forma Distributable Cash Flow to actual and pro forma net income, respectively, from continuing operations for each of the periods indicated.

Reconciliation of Net Income from Continuing Operations after Income Taxes to EBITDA and Adjusted EBITDA

($ in thousands)

	Actual	Pro Forma
	Three Months	Three Months
	Ended	Ended
	March 31, 2013	March 31, 2012
	(unaudited)	(unaudited)
Income from continuing operations after income taxes	3,757	2,408
Income from discontinued operations	—	140
Net Income	3,757	2,548
Plus:
Depreciation and amortization	4,839	4,536
Income tax expense	443	75
Interest expense, net	3,389	2,273
EBITDA	12,428	9,432
Plus: Non-cash equity compensation	196	—
Less: Gains on sales of assets	—	(1,204)
Adjusted EBITDA	12,624	8,228

Computation of Distributable Cash Flow ($ in thousands)

Actual
Three Months
Ended
March 31, 2013
(unaudited)
Adjusted EBITDA	12,624
Less:
Cash interest expense	(2,760)
Maintenance capital expenditures	(83)
Income tax expense	(443)
Distributable Cash Flow	9,338

Pro Forma Financial Results

As presented herein in this press release, the (unaudited) pro forma financial statements of the Partnership are derived from the Partnership’s (unaudited) historical combined financial statements as of and for the period January 1, 2012 to March 31, 2012 and have been prepared to give effect to formation of the Partnership, the contribution of certain assets, liabilities, and /or equity interests of the Lehigh Gas Entities (Predecessor) to the Partnership, the new Partnership credit facility agreement, the Offering, and use of proceeds from the Offering and related transactions.

The (unaudited) pro forma statement of operations gives effect to the adjustments as if they had occurred beginning January 1, 2012 for the period January 1, 2012 to March 31, 2012. As more fully discussed below, the pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments.

In connection with the Offering, certain assets, liabilities, and /or equity interests of the Predecessor were contributed to the Partnership, and the Partnership began providing wholesale fuel distribution services for LGO, an affiliate of the Predecessor, and other, unrelated third-party customers. The assets, liabilities and results of operations of the Predecessor for periods prior to their actual contribution to the Partnership are presented as the Predecessor.

The (unaudited) pro forma financial statements of the Partnership should be read together with the historical combined financial statements of the Predecessor and the consolidated financial statements of the Partnership included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and the Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the U.S. Securities and Exchange Commission. The (unaudited) pro forma financial statements of the Partnership were derived by making certain adjustments to the historical combined financial statements of the Predecessor for the periods January 1, 2012 to March 31, 2012.  As noted above, the pro forma adjustments are based on currently available information and certain estimates and assumptions; therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes the estimates and assumptions provide a reasonable basis for presenting the significant effects of the transactions (as discussed below).  Management also believes the pro forma adjustments give appropriate effect to those estimates and assumptions and that they are properly applied in the (unaudited) pro forma financial statements. The (unaudited) pro forma financial statements are not necessarily indicative of the results that actually would have occurred if the Partnership had assumed the operations of the Predecessor on the dates indicated nor are they indicative of future results, in part because of the exclusion of various operating expenses.

The unaudited pro forma combined financial statements principally include the following transactions:

•      The contribution to the Partnership by the Predecessor of substantially all of its wholesale motor fuel distribution business, other than certain assets that do not fit our strategic or geographic plans, environmental indemnification assets, environmental liabilities, and certain other assets and liabilities;

•      The contribution to the Partnership by the Predecessor of certain owned and leased properties;

•      The issuance and sale by the Partnership of 6,900,000 common units to the public, at $20.00 per common unit, with net proceeds to the Partnership of $125.7 million, after deducting the underwriters’ discount of 6.5% and a structuring fee of 0.5% ( from the $20.00 per common unit offering price) and $2.6 million of offering expenses;

•      The payment by the Partnership of an aggregate of $6.8 million of transaction costs related to the offering and the new credit facility;

•      The Partnership’s entry into a new credit facility agreement with a revolving credit facility, which was drawn in part upon the closing of the Offering; and,

•      U.S. federal and state income tax incurred by a taxable wholly-owned subsidiary of the Partnership.